Exhibit 3.34

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:05 PM 10/27/2006
FILED 04:05 PM 10/27/2006
SRV 060990669 - 4242841 FILE

CERTIFICATE OF FORMATION

OF

QTS MANAGEMENT SERVICES, LLC

This Certificate of Formation of QTS Management Services, LLC (the “LLC”), dated October 27, 2006, has been duly executed and is being filed by Mark Waddington, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq).

FIRST. The name of the limited liability company formed hereby is QTS Management Services, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark Waddington
Name: Mark Waddington
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

QTS MANAGEMENT SERVICES, LLC

THIS Certificate of Amendment to Certificate of Formation of QTS Management Services, LLC(the "Company"), dated as of January 10, 2007, has been duly executed and is being filed by the undersigned, as an authorized person of the Company, in accordance with the provisions of 6 Del. C. § 18-202, to amend the Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 27, 2006 (the "Certificate").

1.            The name of the Company is QTS Management Services, LLC.

2.            The Certificate is hereby amended by amending Article FIRST of the Certificate to read in its entirety as follows:

"FIRST, The name of the limited liability company formed hereby is Quality Technology Services, LLC."

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the: date first-above written.

/s/ Mark D. Waddington
Name: Mark D. Waddington
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:22 PM 01/10/2007
FILED 04:22 PM 01/10/2007
SRV 070031637 - 4242841 FILE